EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Second Quarter 2026 Results

Delivers 6.5% Comparable Restaurant Sales Increase
Raises Fiscal 2026 Financial Guidance

HUNTINGTON BEACH, Calif., July 30, 2026 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (Nasdaq: BJRI) today reported financial results for its fiscal 2026 second quarter ended June 30, 2026.

Fiscal Second Quarter 2026 Compared to Second Quarter 2025

  Total revenues increased 6.4% to $388.9 million
  Comparable restaurant sales increased 6.5%
  Restaurant level operating profit(1) was $66.8 million, an increase of 7.6%, or $4.7 million
  Restaurant level operating profit margin(1) increased to 17.2%, compared to 17.0% last year
  Diluted net income per share was $0.86 and adjusted diluted net income per share(1) was $0.94
  Adjusted EBITDA(1) was $44.4 million, an increase of 5.5% from $42.1 million
  The Company repurchased and retired approximately 64,000 shares of its common stock at a cost of approximately $2.4 million

  (1)   Restaurant level operating profit, restaurant level operating profit margin, adjusted diluted net income per share, and Adjusted EBITDA are non-GAAP measures. Reconciliations to GAAP measures and further information are set forth below.

“The second quarter - or Celebration Season as we call it - was another outstanding quarter for BJ's, marking our eighth consecutive quarter of sales and traffic growth and our seventh consecutive quarter of profit growth. Comparable restaurant sales grew 6.5%, driven by an 8.3% traffic increase, continuing to significantly outperform casual dining benchmarks. These results reinforce our ability to win across multiple occasions while improving guest and team member metrics and increasing profits,” commented Lyle Tick, Chief Executive Officer and President.

“Two years into our journey to unlock the full potential of BJ's Restaurant & Brewhouse, our results reflect the meaningful progress we have made. Going forward, we remain focused on our four strategic pillars and on ensuring BJ's continues to be the restaurant of choice when people get together with those they care about most,” concluded Tick.

Todd Wilson, Chief Financial Officer, added, “Growth in second quarter sales, restaurant-level operating profit and Adjusted EBITDA demonstrates the underlying strength of our model. Incremental general & administrative costs of $2.9 million were related to deferred compensation as well as legal and leadership transition costs. Our consistent performance growing sales and profits gives us confidence to raise our full year guidance.”

Share Repurchase Program

During the second quarter of 2026, the Company repurchased and retired approximately 64,000 shares of its common stock at a cost of approximately $2.4 million. As of July 30, 2026, the Company had approximately $85.5 million available under its authorized share repurchase program.

2026 Financial Outlook

We are raising certain fiscal year 2026 guidance metrics as follows:

Metric	Prior Outlook: May 5, 2026	Revised Outlook: July 30, 2026
Comparable Restaurant Sales	Increase 1.0% to 3.0%	Increase 3.0% to 4.0%
Restaurant Level Operating Profit	$221 million to $233 million	$228 million to $235 million
Adjusted EBITDA	$140 million to $150 million	$145 million to $152 million
Capital Expenditures	$85 million to $95 million	$85 million to $95 million
Share Repurchases(1)	Up to $50 million	Up to $50 million

(1)   Depending on market conditions

Actual results may differ materially from the 2026 Financial Outlook set forth above as a result of, among other things, the factors described under the “Forward-Looking Statements Disclaimer” below.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2026 earnings release today, July 30, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question-and-answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

Founded in 1978, BJ's Restaurants, Inc. is a national casual dining brand with deep brewhouse roots delivering premium food and memorable experiences. With more than 200 restaurants across 31 states, BJ's brings guests together to celebrate life's everyday moments over chef-crafted food, award-winning house crafted beer and genuine hospitality in a fresh atmosphere. With signature deep-dish pizzas, the often imitated but never replicated world-famous Pizookie® dessert, pours and more, BJ's offers something for every taste and every occasion. A pioneer in craft brewing, BJ's is the most decorated restaurant-brewery in the country, earning over 270 medals since 1996, including the 2025 Questex Vibe Vista Award for Best Beer Program and top rankings across multiple categories at the 2026 World Beer Cup and North American Beer Awards. Whether gathering with family for a weeknight dinner, catching the game with friends or raising a glass to life's biggest milestones, BJ's is where moments turn into lasting memories. To learn more, visit www.bjsrestaurants.com or follow @bjsrestaurants on Instagram, Facebook and X.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding our anticipated comparable restaurant sales, restaurant level operating profit, Adjusted EBITDA, capital expenditures and share repurchases, as well as the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) any inability or failure to successfully and adequately address and offset rising costs, including the effects of tariffs and increases in energy, labor, construction and other operational costs, as well as changes in macroeconomic conditions and consumer spending, (ii) any inability to manage new restaurant openings, (iii) construction delays, (iv) wage inflation and competitive labor market conditions which may result in staffing shortages, (v) the impact of any union organizing efforts at our restaurants and our responses to such efforts, (vi) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vii) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (viii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other illnesses or other reasons, whether or not accurate, (ix) factors that disproportionately impact California, Texas and Florida, where a substantial number of our restaurants are located, (x) restaurant and brewery industry competition, (xi) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xii) consumer spending trends in general for casual dining occasions, (xiii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiv) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xv) government regulations and licensing costs, including beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) the success of our key sales-building and related operational initiatives, (xx) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxi) numerous other risks discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.

The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact ICR at (332) 242-4370 or at InvestorRelations@BJRI.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	June 30, 2026		July 1, 2025		June 30, 2026		July 1, 2025
Revenues	$388,888	100.0%	$365,597	100.0%	$747,006	100.0%	$713,570	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	99,102	25.5	90,803	24.8	189,014	25.3	177,623	24.9
Labor and benefits	134,333	34.5	129,374	35.4	264,211	35.4	255,026	35.7
Occupancy and operating	88,607	22.8	83,300	22.8	169,773	22.7	163,211	22.9
General and administrative	26,337	6.8	21,750	5.9	48,303	6.5	43,502	6.1
Depreciation and amortization	20,956	5.4	18,736	5.1	43,768	5.9	37,013	5.2
Restaurant opening	87	-	225	0.1	102	-	663	0.1
Loss on disposal and impairment of assets, net	1,023	0.3	195	0.1	2,769	0.4	368	0.1
Total costs and expenses	370,445	95.3	344,383	94.2	717,940	96.1	677,406	94.9
Income from operations	18,443	4.7	21,214	5.8	29,066	3.9	36,164	5.1

Other (expense) income:
Interest expense, net	(810)	(0.2)	(1,272)	(0.3)	(1,898)	(0.3)	(2,502)	(0.4)
Other income, net	1,388	0.4	3,761	1.0	942	0.1	3,700	0.5
Total other income (expense)	578	0.1	2,489	0.7	(956)	(0.1)	1,198	0.2
Income before income taxes	19,021	4.9	23,703	6.5	28,110	3.8	37,362	5.2

Income tax expense	239	0.1	1,495	0.4	294	-	1,662	0.2
Net income	$18,782	4.8%	$22,208	6.1%	$27,816	3.7%	$35,700	5.0%

Net income per share:
Basic	$0.89		$1.00		$1.32		$1.59
Diluted	$0.86		$0.97		$1.27		$1.54

Weighted average number of shares outstanding:
Basic	21,042		22,220		21,100		22,452
Diluted	21,889		22,962		21,904		23,130

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	June 30, 2026 (unaudited)	December 30, 2025
Cash and cash equivalents	$14,427	$23,781
Total assets	$991,788	$1,015,455
Total debt	$44,000	$85,000
Shareholders’ equity	$397,398	$366,193

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2026		July 1, 2025		June 30, 2026		July 1, 2025
Stock-based compensation(1)
Labor and benefits	$312	0.1%	$865	0.2%	$1,177	0.2%	$1,265	0.2%
General and administrative	2,195	0.6	1,042	0.3	3,897	0.5	2,592	0.4
Total stock-based compensation	$2,507	0.6%	$1,907	0.5%	$5,074	0.7%	$3,857	0.5%

Operating Data
Comparable restaurant sales % change	6.5%		2.9%		4.5%		2.3%
Restaurants opened during period	-		-		-		1
Restaurants open at period-end	219		219		219		219
Restaurant operating weeks	2,847		2,847		5,694		5,682

     (1)   Percentages represent percent of total revenues and may not reconcile due to rounding.

Reconciliation of Non-GAAP Financial Measures

The Company is reporting certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Adjusted diluted net income per share is a non-GAAP financial measure that represents net income excluding adjustments intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management.

Restaurant level operating profit is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant-level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating profit as a supplemental measure of restaurant performance. Management believes restaurant level operating profit is useful to investors in that it highlights trends in the operating results of our business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in the operating results of our business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

The following tables, which provide a reconciliation of non-GAAP financial measures, presented in this release, to the most directly comparable financial measures calculated and presented in accordance with GAAP for the second quarter and six months ended June 30, 2026 and July 1, 2025, are set forth below:

BJ’s Restaurants, Inc.
Supplemental Financial Information – Adjusted Diluted Net Income Per Share
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2026		July 1, 2025		June 30, 2026		July 1, 2025
Net income	$18,782	4.8%	$22,208	6.1%	$27,816	3.7%	$35,700	5.0%

Loss on disposal and impairment of assets, net	1,023	0.3	195	0.1	2,769	0.4	368	0.1
Legal settlements	750	0.2	-	-	750	0.1	-	-
Leadership transition expenses, net	682	0.2	-	-	682	0.1	-	-
Tax effect of adjustments(1)	(594)	(0.2)	(47)	-	(1,017)	(0.1)	(89)	-
After tax effect of adjustments	1,861	0.5	148	-	3,184	0.4	279	-

Adjusted net income	$20,643	5.3%	$22,356	6.1%	$31,000	4.1%	$35,979	5.0%

Diluted weighted average number of shares outstanding:	21,889		22,962		21,904		23,130
Diluted net income per share (as reported)	$0.86		$0.97		$1.27		$1.54
Adjusted diluted net income per share	$0.94		$0.97		$1.42		$1.56

Percentages above represent percent of total revenues and may not reconcile due to rounding.

     (1)   The tax effect is based on the Company’s annual statutory tax rate of 24.2% for the six months ended June 30, 2026 and July 1, 2025.

BJ’s Restaurants, Inc.
Supplemental Financial Information – Restaurant Level Operating Profit
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2026		July 1, 2025		June 30, 2026		July 1, 2025
Income from operations	$18,443	4.7%	$21,214	5.8%	$29,066	3.9%	$36,164	5.1%
General and administrative	26,337	6.8	21,750	5.9	48,303	6.5	43,502	6.1
Depreciation and amortization	20,956	5.4	18,736	5.1	43,768	5.9	37,013	5.2
Restaurant opening	87	-	225	0.1	102	-	663	0.1
Loss on disposal and impairment of assets, net	1,023	0.3	195	0.1	2,769	0.4	368	0.1
Restaurant level operating profit	$66,846	17.2%	$62,120	17.0%	$124,008	16.6%	$117,710	16.5%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Supplemental Financial Information –Adjusted EBITDA
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2026		July 1, 2025		June 30, 2026		July 1, 2025
Net income	$18,782	4.8%	$22,208	6.1%	$27,816	3.7%	$35,700	5.0%
Interest expense, net	810	0.2	1,272	0.3	1,898	0.3	2,502	0.4
Income tax expense	239	0.1	1,495	0.4	294	-	1,662	0.2
Depreciation and amortization	20,956	5.4	18,736	5.1	43,768	5.9	37,013	5.2
Stock-based compensation expense	2,507	0.6	1,907	0.5	5,074	0.7	3,857	0.5
Loss on disposal and impairment of assets, net	1,023	0.3	195	0.1	2,769	0.4	368	0.1
Other income, net	(1,388)	(0.4)	(3,761)	(1.0)	(942)	(0.1)	(3,700)	(0.5)
Legal settlements	750	0.2	-	-	750	0.1	-	-
Leadership transition expenses, net	682	0.2	-	-	682	0.1	-	-
Adjusted EBITDA	$44,361	11.4%	$42,052	11.5%	$82,109	11.0%	$77,402	10.8%

Percentages above represent percent of total revenues and may not reconcile due to rounding.